RS investmentS

July 31, 2007

State Street Bank and Trust Company

Two Avenue de Lafayette, 6`h Floor

Boston, MA 02111

Attn: Fund Administration Legal Department

Ladies and Gentlemen:

Reference is made to the Administration Agreement between us dated as of May 1, 2007 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of additional funds, namely the RS Equity Dividend Fund and RS Equity Dividend VIP Series (each, an “Additional Fund”).

In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as Administrator with respect to each Additional Fund and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

Very truly yours,

RS INVESTMENT TRUST, on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:	/s/ Benjamin L. Douglas
Name: Benjamin L. Douglas Title: Secretary

RS VARIABLE PRODUCTS TRUST, on behalf of each of its series set forth on Schedule A hereto (separately, and not jointly or jointly and severally)

By:	/s/ Benjamin L. Douglas
Name: Benjamin L. Douglas Title: Secretary

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gary L. French
Name: Gary L. French
Title: Senior Vice President

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s) and Classes of Shares

Funds	Classes
RS Investment Trust
RS Asset Allocation Fund	A,B,C,K
RS Core Equity Fund	A,B,C,K,Y
RS Emerging Growth Fund	A,C,K,Y
RS Emerging Markets Fund	A,B,C,K
RS Equity Dividend Fund	A,C,K
RS Global Natural Resources Fund	A,C,K,Y
RS Growth Fund	A,C,K,Y
RS High Yield Bond Fund	A,B,C,K
The Information Age Fund	A,C,K,Y
RS International Growth Fund	A,B,C,K
RS Internet Age Fund	A,K
RS Investment Quality Bond Fund	A,B,C,K
RS Investors Fund	A,C,K,Y
RS Large Cap Value Fund RS	A,B,C,K
Low Duration Bond Fund	A,B,C,K
RS MidCap Opportunities Fund	A,C,K,Y
RS Money Market Fund (formerly know as RS Cash Management Fund)	A,B,C,K
RS Partners Fund	A,K,Y
RS S&P 500 Index Fund	A,B,C,K,
RS Select Growth Fund (formerly known as RS Diversified Growth Fund)	A,C,K
RS Small Cap Core Equity Fund	A,B,C,K,Y
RS Smaller Company Growth Fund	A,C,K,Y
RS Tax-Exempt Fund	A,C
RS Value Fund	A,C,K,Y

RS Variable Products Trust
RS Asset Allocation VIP Series RS Core Equity VIP Series
RS Emerging Markets VIP Series RS Equity Dividend VIP Series
RS Global Natural Resources VIP Series
RS High Yield Bond VIP Series The Information Age VIP Series RS International Growth VIP Series

Funds	Classes
RS Investment Quality Bond VIP Series	I
RS Large Cap VIP Series	I
RS Low Duration Bond VIP Series	I
RS MidCap Opportunities VIP Series	II
RS Money Market VIP Series (formerly known as RS Cash Management VIP Series)	I
RS Partners VIP Series	I
RS S&P 500 Index VIP Series	I
RS Small Cap Core Equity VIP Series	I
RS Value VIP Series	.II